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                                                                   Exhibit 10.32

                              MYMETICS CORPORATION

                          706 Giddings Avenue, Suite 1C
                         Annapolis, Maryland 21401-1472


                                  July 23, 2002



                            DIRECTOR AND NON-EMPLOYEE
                             STOCK OPTION AGREEMENT
                                 (Non-Statutory)



Mr. John M. Musacchio
507 Lakewood Drive
Monroeville, PA  15146

Dear Mr. Musacchio:

         I am pleased to advise you that as of the date hereof, the Administrator appointed by the Board of Directors of Mymetics Corporation (f/k/a Ichor Corporation) (the "CORPORATION"), which administers the Mymetics Corporation 2001 Stock Option Plan (the "PLAN"), has granted you an option to purchase 1,250 shares of Common Stock (the "COMMON STOCK") of the Corporation at a price of $3.50 per share (the "OPTION").

         The terms applicable to the Option are set forth below and in the Plan, a copy of which accompanies this Agreement.

1.       Term and Vesting.

         The Option shall expire at the close of the business on January 22, 2013. The Option granted hereby shall be fully vested as of the date of this Stock Option Agreement

2.       Other Option Terms.

         The Option has been granted pursuant to the Plan, and the terms and conditions of the Plan are incorporated by reference in this Agreement as though set forth herein in their entirety.

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         The Option is a "Non-Statutory Stock Option" as defined in the Plan.

         If your relationship with the Corporation (or a Subsidiary) terminates for a reason other than death, voluntary termination with the written consent of the Corporation (or a Subsidiary) or involuntary termination without cause, the Option shall terminate immediately. If your relationship with the Corporation terminates because of death, voluntary termination with written consent of the Corporation (or a Subsidiary) or involuntary termination without cause, the Option shall be exercisable to the extent permitted by Section 7 of the Plan; provided, however, that if you engage in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Corporation (or a Subsidiary), the Administrator in its sole discretion may immediately terminate the Option.

         Subject to the foregoing and the provisions of the Plan, the Option may be exercised at your election, in whole or in part, at any time prior to its expiration. The Option may be exercised by (a) delivery of written notice to the Corporation setting forth your election to exercise and the number of shares of Common Stock to be purchased and (b) payment of the purchase price for the shares to be purchased. The notice must be dated and signed by the person exercising the Option. If the Option is exercised by someone other than you, the notice must be accompanied by proof, satisfactory to the Administrator, of the right of such person(s) to exercise the Option under the Plan.

         The date of exercise of the Option is the date on which the notice of exercise, proof of right to exercise (if required) and payment of the exercise price are received by the Corporation at its principal executive office, to the attention of the Corporation's Secretary. As of the date of exercise, you will be considered by the Corporation for all purposes to be the owner of the shares of Common Stock purchased, subject to the terms set forth in this Agreement.

3.       Securities Law Matters.

         Neither this Option nor the shares of Common Stock issuable upon exercise of the Option (the "SHARES") have been registered under the Securities Act of 1933 (the "1933 ACT") or any other securities laws (together with the 1933 Act, the "ACTS"). Therefore, in order to ensure compliance with the Acts, notwithstanding anything else in the Option to the contrary, you (and any successive holder) agree by accepting the Option as follows: This Option and the Shares may not be sold, transferred, pledged or hypothecated in the absence of
(i) an effective registration statement under the Acts applicable to the Option or the Shares or (ii) the availability of an exemption from the registration requirements of the Acts and, at the reasonable request of the Corporation, an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under the Acts.

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         The Corporation is under no obligation to register the Option or the
Shares, or take any other action in connection with the offer or sale of the Shares.

         Prior to the issuance or delivery of any Shares pursuant to the exercise of the Option in whole or in part, you may be required to represent and warrant (i) that the Shares to be acquired upon exercise of the Option are being acquired for investment for your own account and not with a view to resale or other distribution thereof and (ii) that you will not sell or otherwise transfer any such Shares unless the Shares are registered under the Acts or an exemption from registration is available. The certificate or certificates representing any Shares issued or delivered upon exercise of the Option shall bear a legend to this effect (and a legend evidencing any other restrictions on transfer set forth in the Plan) and other legends required by any applicable securities laws.

4.       Other Transfer Restrictions.

         The Option may not be transferred except as permitted under the Plan.

5.       Tax and Withholding Matters.

         Under current federal income tax laws, upon exercise of the Option you may recognize compensation income equal to the amount (if any) by which the fair market value (on the date of exercise) of the Shares acquired upon such exercise exceeds the purchase price paid for such Shares. You will be notified by the Corporation of the amount of any state and local income taxes and employment taxes required to be withheld by the Corporation on any compensation income resulting from the exercise of the Option, and the Corporation in its sole discretion may require you to provide the funds necessary to satisfy such withholding obligation or may provide such funds on your behalf, subject to your obligation, which you hereby assume, to reimburse the Corporation for the amount (or portion of the amount) so withheld.

6.       Miscellaneous.

         When accepted by you, this Agreement shall constitute an agreement which shall be binding upon the successors and assigns of the Corporation and your heirs and legal representatives.

         This Agreement does not confer any right on you to continue as a director of the Corporation or any Subsidiary or interfere in any way with the rights of the Corporation's shareholders to remove you as a director of the Corporation.

         It is suggested that you obtain competent advice as to the tax consequences of the exercise of the Option prior to the time you exercise any part of the Option.



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         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any dispute or disagreement which shall arise under or in any way relate to the interpretation or construction of the Plan or this Agreement shall be resolved by the Board, and its decision shall be final, binding and conclusive for all purposes.

         This Agreement is the Stock Option Agreement referred to in Section 7(F) of the Plan and has been prepared in duplicate. Please execute both copies of this Agreement in the space provided and return one copy to Mymetics Corporation, 706 Giddings Avenue, Suite 1C, Annapolis, Maryland, Attn: Corporate Secretary.

                                 Very truly yours,

                                 MYMETICS CORPORATION


                                 By: /s/ John M. Musacchio
                                     ------------------------------------------
                                 Title: Corporate Secretary
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Receipt Acknowledged and
Option Accepted:


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Signature of Optionee

Print Name:
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DATE:
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